UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  March 16, 2010

DEFENSE SOLUTIONS HOLDING, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-146290 (Commission File Number)	26-3624592 (IRS Employer Identification Number)
707 Eagleview Boulevard Exton, Pennsylvania 19431-1159 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (610) 833-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.02    Unregistered Sales of Equity Securities

On March 16, 2010, Defense Solutions Holding, Inc. (the “Company”) completed the sale of 1,500,000 shares of Common Stock  to Seaside 88, L.P. (“Seaside”) pursuant to the Common Stock Purchase Agreement between the Company and Seaside dated as of December 15, 2009 (the “Stock Purchase Agreement”).    In accordance with the terms of the Stock Purchase Agreement, the purchase price of the shares was approximately $.15 per share, which was 65% of the volume weighted average trading prices of the Common Stock for the ten consecutive days preceding the closing date.  The net proceeds to the Company from the sale were approximately $224,285.  The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended and Rule 506 promulgated thereunder, in making such sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Defense Solutions Holdings, Inc. (Registrant)

By:	/s/ David V. DiFelice
Name:	David V. DiFelice
Title:	Chief Financial Officer

Dated:  March 23, 2010